UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2023

First Citizens BancShares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road	Raleigh	North Carolina	27609
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (919) 716-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $1	FCNCA	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 5.375% Non-Cumulative Perpetual Preferred Stock, Series A	FCNCP	Nasdaq Global Select Market
5.625% Non-Cumulative Perpetual Preferred Stock, Series C	FCNCO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 27, 2023, in connection with the acquisition by First-Citizens Bank & Trust Company (“FCB”), a North Carolina chartered commercial bank and direct, wholly owned subsidiary of First Citizens BancShares, Inc., of customer deposits and certain other liabilities, and the assumption by FCB of substantially all loans and certain other assets, of Silicon Valley Bridge Bank, N.A. (“Silicon Valley Bridge Bank”), as successor to Silicon Valley Bank, from the Federal Deposit Insurance Corporation, as receiver (the “Receiver”) for Silicon Valley Bridge Bank (the “SVBB Acquisition”), pursuant to the terms of a purchase and assumption agreement entered into by FCB and the Receiver, FCB issued a five-year $35 billion note payable to the Receiver (the “Original Purchase Money Note”), and entered into binding terms and conditions for an up to $70 billion line of credit provided by the Receiver for related risks and liquidity purposes (the “Initial Liquidity Commitment”, and with the Original Purchase Money Note, the “Initial Financing”). In connection with the Initial Financing, FCB and the Receiver agreed to negotiate additional terms and documents augmenting and superseding the Original Purchase Money Note and Initial Liquidity Commitment, and on November 20, 2023, FCB and the Receiver entered into new financing agreements (the “New Financing Agreements”) for those purposes. The New Financing Agreements include:

•

An Amended and Restated Purchase Money Note, dated as of March 27, 2023 and maturing March 27, 2028 (the “Amended and Restated Purchase Money Note”), issued by FCB to the Receiver in a principal amount adjusted from the estimate at closing of $35 billion to approximately $36.07 billion, and on which interest accrues at the rate of 3.5% per annum.

•

An Advance Facility Agreement, dated as of March 27, 2023, and effective as of November 20, 2023 (the “Advance Facility Agreement”), by and between FCB and the Receiver as lender and as collateral agent (in such capacity, the “Collateral Agent”), providing total advances available through March 27, 2025 of up to $70 billion (subject to the limits described below) solely to provide liquidity to offset deposit withdrawal or runoff of former Silicon Valley Bridge Bank deposit accounts and to fund the unfunded commercial lending commitments acquired in the SVBB Acquisition. Borrowings outstanding under the Advance Facility Agreement are limited to an amount equal to the value of loans and other collateral obtained from Silicon Valley Bridge Bank plus the value of any other unencumbered collateral agreed by the parties to serve as additional collateral, reduced by the amount of principal and accrued interest outstanding under the Purchase Money Note and the accrued interest on the Advance Facility Agreement. Interest on any outstanding principal amount accrues at a variable rate equal to the three-month weighted average of the Daily Simple Secured Overnight Financing Rate plus 25 basis points (but in no event less than 0.00%). Obligations of FCB under the Advance Facility Agreement are subordinated to its obligations under the Amended and Restated Purchase Money Note.

•

A Custodial and Paying Agency Agreement, dated as of March 27, 2023, and effective as of November 20, 2023 (the “Custodial and Paying Agency Agreement”), among FCB, individually and as custodian, U.S. Bank Trust Company, National Association (“U.S. Bank”), as paying agent, and the Receiver, as notes designee (in such capacity, the “Notes Designee”) and as the Collateral Agent, which governs the custody and inspection of the custodial documents, the receipt, transfer, disbursement and priority of collections and payments owing under the Amended and Restated Purchase Money Note and the Advance Facility Agreement, and the collection and distribution accounts of FCB to be established for such purpose (the “Facility Accounts”) with an affiliate of U.S. Bank (the “Account Bank”). Under the Custodial and Paying Agency Agreement, FCB may access and utilize the pledged loan collections, provided that FCB maintains in the Facility Accounts certain minimum deposits determined by reference to the fees, expenses, interest and principal payable under the Amended and Restated Purchase Money Note and the Advance Facility Agreement.

•

A Security Agreement, dated as of March 27 2023, and effective as of November 20, 2023 (the “Security Agreement”), among FCB, the Notes Designee and the Collateral Agent, pursuant to which FCB pledged specified assets as collateral security for the Amended and Restated Purchase Money Note and the Advance Facility Agreement, including loans purchased from the Receiver, the related loan documents and collections, the Facility Accounts, any items credited thereto, such additional collateral (if any) as the parties may agree to in future, and proceeds thereof.

There are no scheduled principal payments under the New Financing Agreements. FCB may voluntarily prepay principal under the New Financing Agreements, without penalty or premium, twice per month. The New Financing Agreements contain certain other representations and warranties, affirmative and negative covenants, and events of default. Upon the occurrence of an event of default, the outstanding obligations under the New Financing Agreements may be accelerated and become due and payable immediately. In addition, pursuant to the New Financing Agreements, FCB has agreed to cooperate and to amend the New Financing Agreements as requested to assist with future transactions in which the Receiver may transfer its rights under the Amended and Restated Purchase Money Note or the Advance Facility Agreement, as applicable, provided that FCB is not required to take actions materially adverse to it in providing such assistance.

The foregoing summary of the New Financing Agreements is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Purchase Money Note, the Custodial and Paying Agency Agreement, the Advance Facility Agreement, and the Security Agreement, copies of each of which are attached as Exhibits 4.1, 4.2, 10.1, and 10.2 to this Current Report on Form 8-K, respectively, and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits accompany this Report.

Exhibit No.	Description

4.1	Amended and Restated Purchase Money Note, dated as of March 27, 2023

4.2	Custodial and Paying Agency Agreement, dated as of March 27, 2023, by and among First-Citizens Bank & Trust Company, individually and as custodian, U.S. Bank & Trust Company, National Association, as paying agent, and the Federal Deposit Insurance Corporation, as receiver for Silicon Valley Bridge Bank, National Association, as notes designee and as collateral agent

10.1	Advance Facility Agreement dated as of March 27, 2023, by and among First-Citizens Bank & Trust Company and the Federal Deposit Insurance Corporation, as receiver for Silicon Valley Bridge Bank, National Association, as lender and as collateral agent

10.2	Security Agreement dated March 27, 2023, by and among First-Citizens Bank & Trust Company and the Federal Deposit Insurance Corporation, as receiver for Silicon Valley Bridge Bank, National Association, as notes designee and as collateral agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

Date: November 27, 2023	By:	/s/ Craig L. Nix
Name: Craig L. Nix
Title: Chief Financial Officer